                                                                    Exhibit 23.1


The Board of Directors
Fairchild Semiconductor International, Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 30, 1999, with respect to the consolidated balance sheets of Fairchild Semiconductor International, Inc. as of May 31, 1998 and May 30, 1999, and the related consolidated statements of operations and stockholders' equity (deficit) for each of the years in the three-year period ended May 30, 1999, and the related consolidated statements of cash flows for the years ended May 31, 1998 and May 30, 1999, and the related schedules, which reports appear in the Company's Registration Statement (No. 333-78557) on Form S-1.

As discussed in Note 18 to the May 30, 1999 financial statements, the Company changed its method of accounting for business process reengineering costs in 1998 to adopt the provisions of the Emerging Issues Task Force Issue 97-13, "Accounting for Business Process Reengineering Costs."

We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 16, 1998, except as to Note 19, which is as of July 20, 1998, with respect to the consolidated balance sheets of Fairchild Semiconductor International, Inc. as of May 31, 1998 and May 25, 1997, and the related consolidated and combined statements of operations and stockholders' equity (deficit) for each of the years in the three-year period ended May 31, 1998, and the related consolidated statement of cash flows for the year ended May 31, 1998, and the related schedules, which reports appear in the Company's 1998 Annual Report on Form 10-K.

As discussed in Note 19 to the May 31, 1998 financial statements, the Company changed its method of accounting for business process reengineering costs in 1998 to adopt the provisions of the Emerging Issues Task Force Issue 97-13, "Accounting for Business Process Reengineering Costs."

We also consent to the reference to our firm under the heading "Experts" in this Registration Statement on Form S-8.

 /s/ KPMG LLP

Boston, Massachusetts
August 6, 1999